                                                                    Exhibit 99.2

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

TEACHERS' RETIREMENT SYSTEM OF         )
LOUISIANA,                             )
                                       )
                  Plaintiff,           )
                                       )
      v.                               )        Civil Action No. 20106
                                       )
M. BERNARD AIDINOFF, et al.,           )
                                       )
                 Defendants,           )
                                       )
          - and -                      )
                                       )
AMERICAN INTERNATIONAL GROUP, INC., a  )
Delaware corporation,                  )
                                       )
                  Nominal Defendant.   )


                                      ORDER
                                      -----

            WHEREAS plaintiff Teachers' Retirement System of Louisiana ("plaintiff") filed a shareholder derivative action on behalf of American International Group, Inc. ("AIG") on December 31, 2002 alleging that AIG's directors breached their fiduciary duties to AIG in connection with payments by AIG during the years 1999 through 2001 of commissions and service and rental fees to two private companies, C.V. Starr & Co., Inc. ("Starr") and Starr International Company, Inc. ("SICO"), both of which then were owned by certain AIG directors and officers;

            WHEREAS on May 17, 2005 plaintiff filed an amended complaint adding claims concerning commissions paid by AIG to Starr and service and rental fees paid by AIG to SICO with respect to the years 2002, 2003, 2004 and 2005, and adding new defendants, including Starr, to the case;
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            WHEREAS AIG's board of directors appointed a special litigation committee (the "SLC") to investigate plaintiff's claims and to determine whether pursuit of the claims would serve the best interests of AIG and its shareholders;

            WHEREAS the SLC was delegated full, sole and complete authority with respect to AIG's position in this litigation;

            WHEREAS the SLC has proposed the entry of a Stipulation and Order in the form filed in this action on February 1, 2006 (the "Stipulation and Order"); and

            WHEREAS, the Court, after hearing the parties on this subject, has preliminarily found that the Stipulation and Order is fair and reasonable, and the Court is aware of no just reason why it should not be entered; and

            WHEREAS, the Court has ruled that (i) notice of the proposed Stipulation and Order should be given to stockholders of AIG and that such notice may be accomplished by AIG filing or furnishing a Form 8-K to the Securities and Exchange Commission (the "Notice"); (ii) stockholders should have a period of 14 days after the date the Notice is given to object in writing to the Stipulation and Order if they wish to do so; (iii) a hearing shall be scheduled to consider any objections that are made to the proposed Stipulation and Order; and (iv) in the absence of a timely objection, the Court will enter the Stipulation and Order promptly after February __, 2006.

            IT IS HEREBY ORDERED as follows:

            1. AIG shall give notice to stockholders of AIG of the proposed Stipulation and Order in a Current Report on Form 8-K, substantially in the form attached as Exhibit A hereto, which shall be filed with or furnished to the Securities and Exchange Commission on or before February __, 2006;
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            2.    Any stockholder of AIG who wishes to object to the entry of the Stipulation and Order may do so. To object to the Stipulation and Order, the stockholder must file, on or before February __, 2006, a written notice of the stockholder's objection, including (i) the stockholder's name, address and telephone number, (ii) the number of shares of AIG common stock the stockholder owns and the dates of purchases and sales of AIG common stock, (iii) a detailed statement of the basis for the stockholder's objection to the Stipulation and Order, and (iv) any supporting papers the stockholder desires the Court to consider. Objections must be served before being filed with the Court on the following counsel of record:

Stuart M. Grant
Grant & Eisenhofer, P.A.
1201 North Market Street
21st Floor
Wilmington, Delaware 19801

and

Kenneth J. Nachbar
Morris, Nichols, Arsht & Tunnell, LLP
1201 North Market Street
16th Floor
Wilmington, Delaware 19801

and

Edward P. Welch
Skadden Arps Slate Meagher & Flom
One Rodney Square
Wilmington, DE 19801

            3. If a stockholder submits a timely written Objection to the Stipulation and Order, the Court will determine whether to hold a hearing to consider such objection(s). If a hearing is held, it will be held on February __, 2006 at ___ _.m. (the "Hearing"). Shareholders who file objections will be informed with respect to whether the Hearing will be held. The Court reserves the right to adjourn the Hearing or any adjournment thereof, without further notice of any kind other than oral announcement at the Hearing or any
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adjournment thereof. If no stockholder files a timely written objection, the
Court will enter the Stipulation and Order promptly after February __, 2006 and there will be no Hearing.

            4. The Notice contemplated by this Order is adequate and is fair to the stockholders of AIG, and will satisfy all requirements of Chancery Court Rule 23.1 and of due process.


                                          --------------------------------------
                                            Vice Chancellor Leo E. Strine, Jr.

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Court:  DE Court of Chancery

Judge:  Strine, Leo E

File & Serve reviewed Transaction ID:  10470890

Current date:  2/2/2006

Case number:  20106

Case name: PROTECTIVE ORDER Teachers Retirement System of Louisiana vs American International Grou

Objections must be filed by February 14, 2006. A hearing will be held on February 17, 2006 at 4:00 p.m. to consider those objections.

/s/  Judge Leo E Strine Jr


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                                                                       Exhibit A

Text of Proposed 8-K (Item 7.01)

      In late 2002, a derivative action captioned Teachers' Retirement System of Louisiana v. Aidinoff, et al., C.A. No. 20106, was filed in the Court of Chancery of the State of Delaware (the Court) in connection with transactions between American International Group, Inc. (AIG) and certain entities affiliated with C.V. Starr & Co., Inc. (Starr). AIG's Board of Directors appointed a Special Litigation Committee of independent directors to review the complaint. The Court has preliminarily approved a Stipulation and Order proposed by the Special Litigation Committee in the form attached hereto as Exhibit 99.1 as fair and reasonable and has stated that it is aware of no just reason why the Stipulation and Order should not be entered. The Court has ruled that (i) notice of the Stipulation and Order should be given to shareholders of AIG in the form of this Current Report on Form 8-K and that (ii) the Stipulation and Order will be entered unless a shareholder of AIG files an objection on or before February 14, 2006.

      The Court has entered an Order, attached hereto as Exhibit 99.2, describing procedures to object to the Stipulation and Order. Any shareholder of AIG desiring to object to the Stipulation and Order must follow these procedures.

      If an objection is filed, a hearing will be held at the Court of Chancery of the State of Delaware, 500 King Street, Wilmington, Delaware, 19801 on February 17, 2006 at 4:00 p.m. EST (the "Hearing"), unless the Court determines to cancel it. If no timely written objection is received, the Court will enter the Stipulation and Order promptly after February 14, 2006 and will cancel the Hearing.